Exhibit 10.2

VOTING AGREEMENT

among:

MADRIGAL PHARMACEUTICALS, INC.,
a Delaware corporation;

SYNTA PHARMACEUTICALS CORP.,
a Delaware corporation; and

the undersigned Stockholder

Dated as of  April  [•], 2016

TABLE OF CONTENTS

1.	Agreement to Vote Shares	1

2.	Expiration Date	2

3.	Additional Purchases	2

4.	Agreement to Retain Shares	2

5.	Representations and Warranties of Stockholder	2

6.	Irrevocable Proxy	3

7.	No Solicitation	3

8.	Waiver of Appraisal Rights; Release; No Legal Actions	4

9.	Other Remedies; Specific Performance	5

10.	Directors and Officers	5

11.	No Ownership Interest	6

12.	Termination	6

13.	Further Assurances	6

14.	Disclosure	6

15.	Notice	6

16.	Severability	6

17.	Assignability	7

18.	No Waivers	7

19.	Applicable Law; Jurisdiction	7

20.	Waiver of Jury Trial	7

21.	No Agreement Until Executed	7

22.	Entire Agreement; Counterparts; Exchanges by Facsimile	8

23.	Amendment	8

24.	Definition of Merger Agreement	8

25.	Construction	8

i

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”), dated as of April [•], 2016, is made by and among Synta Pharmaceuticals Corp., a Delaware corporation (“Synta”), Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the undersigned holder (“Stockholder”) of shares of capital stock (the “Shares”) of the Company.

WHEREAS, Synta, Saffron Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Synta (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger and Reorganization, dated of even date herewith (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”);

WHEREAS, Stockholder beneficially owns and has sole or shared voting power with respect to the number of Shares, and holds stock options or other rights to acquire the number of Shares indicated opposite Stockholder’s name on Schedule 1 attached hereto;

WHEREAS, as an inducement and a condition to the willingness of Synta, Merger Sub and the Company to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, Stockholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Synta’s, Merger Sub’s and the Company’s entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by them in connection therewith, Stockholder, Synta and the Company agree as follows:

1.                                      Agreement to Vote Shares.  Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, with respect to the Merger, the Merger Agreement or any Company Acquisition Proposal, Stockholder shall:

(a)                                 appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat for purposes of calculating a quorum; and

(b)                                 vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares and any New Shares that such Stockholder shall be entitled to so vote:  (i) in favor of adoption of the Merger Agreement and the approval of the Merger; (ii) against any action, proposal, transaction or agreement that, to the knowledge of Stockholder, would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to Synta’s, Merger Sub’s or the Company’s obligations under the Merger Agreement not being fulfilled; and (iii) against any Company Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement.  The Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

2.                                      Expiration Date.  As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Section 9 thereof or otherwise, or (c) upon mutual written agreement of the parties to terminate this Agreement.  Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement or acts of bad faith prior to termination hereof.

3.                                      Additional Purchases.  Stockholder agrees that any shares of capital stock or other equity securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any stock options or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.

4.                                      Agreement to Retain Shares.  From and after the date hereof until the Expiration Date, Stockholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, offer, exchange, assign, pledge or otherwise dispose of (including, without limitation, by the creation of any Liens (as defined in Section 5(c) below) on) any Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of any Liens on) any Shares, or (d) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations under this Agreement.  Notwithstanding the foregoing, Stockholder may make (a) transfers by will or by operation of law or other transfers for estate-planning purposes, in which case this Agreement shall bind the transferee and transferee shall sign a voting agreement in substantially the form hereof, (b) with respect to such Stockholder’s Company Options which expire on or prior to the Expiration Date, transfers, sale, or other disposition of Shares to the Company as payment for the (i) exercise price of such Stockholder’s Company Options and (ii) taxes applicable to the exercise of such Stockholder’s Company Options, (c) if Stockholder is a partnership or limited liability company, a transfer to one or more partners or members of Stockholder or to an affiliated corporation, trust or other business entity under common control with Stockholder, or if Stockholder is a trust, a transfer to a beneficiary, provided that in each such case the applicable transferee has signed a voting agreement in substantially the form hereof relating to the transferred Shares, (d) any transfer to another holder of the capital stock of the Company that has signed a voting agreement in substantially the form hereof relating to the transferred Shares, and (e) as Synta may otherwise agree in writing in its sole discretion.

5.                                      Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants to Synta and the Company as follows:

(a)                                 Stockholder has the full power and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder;

(b)                                 this Agreement has been duly executed and delivered by or on behalf of Stockholder and, assuming this Agreement constitutes a valid and binding agreement of the Company and Synta, constitutes a valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c)                                  except as set forth on Schedule 1, Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1, and will own any New Shares, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

(d)                                 the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his or her obligations hereunder and the compliance by Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any law, statute, rule or regulation to which Stockholder is subject or, in the event that Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of Stockholder; and

(e)                                  the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his or her obligations under this Agreement in any material respect.

6.                                      Irrevocable Proxy.  Subject to the penultimate sentence of this Section 6, by execution of this Agreement, Stockholder does hereby appoint Synta with full power of substitution and resubstitution, as Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the undersigned’s rights with respect to the Shares, to vote, or give consent with respect to, each of such Shares solely with respect to the matters set forth in Section 1 hereof.  Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date and hereby revokes any proxy previously granted by Stockholder with respect to the Shares.  Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.  The Stockholder hereby revokes any proxies previously granted and represents that none of such previously-granted proxies are irrevocable.

7.                                      No Solicitation.  From and after the date hereof until the Expiration Date, Stockholder shall not (a) initiate, solicit, seek or knowingly encourage or support any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, a Company Acquisition Proposal, (b) engage or participate in, or knowingly facilitate, any discussions or negotiations regarding any inquiries, proposals or offers that constitute, or may reasonably be expected to lead to, a Company Acquisition Proposal, (c) furnish to any Person other than the Company any non-public information that could reasonably be expected to be used for the purposes of formulating any Company Acquisition Proposal, (d) enter into any letter of intent, agreement in principle or other similar type of agreement relating to a Company Acquisition Proposal, or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby, (e) initiate a stockholders’ vote or action by consent of the Company’s stockholders with respect to a Company Acquisition Proposal, (f) except by reason of this Agreement, become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of a Company Acquisition Proposal or (g) propose or agree to do any of the foregoing.  In the event that Stockholder is a corporation, partnership, trust or other entity, it shall not permit any of its Subsidiaries or Affiliates to, nor shall it authorize any officer, director or representative of Stockholder, or any of its Subsidiaries or Affiliates to, undertake any of the actions contemplated by this Section 7.

8.                                      Waiver of Appraisal Rights; Release; No Legal Actions.

(a)                                 The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under applicable law, including Section 262 of the DGCL in connection with the Merger.

(b)                                 The undersigned Stockholder acknowledges that the release of certain claims by stockholders of the Company against the Company, Synta, Merger Sub and their respective affiliates constitutes a material inducement for the completion of the transactions contemplated by the Merger Agreement and that the Company, Synta and Merger Sub would not enter into the Merger Agreement without being released from such claims by the undersigned Stockholder.  The undersigned Stockholder, and, to the extent within the undersigned’s control, each of the undersigned’s equity holders and each of their respective subsidiaries, affiliates, employees, agents, advisors, heirs, legal representatives, successors and assigns (each, a “Releasor”), hereby completely releases, acquits and forever discharges, to the fullest extent permitted by law, the Company, Synta, Merger Sub, the Surviving Corporation and their respective affiliates and each of their respective current, former and future officers, directors, employees, agents, advisors, successors and assigns (each, a “Releasee”), from any and all losses, liabilities, suits, actions, debts or rights, whether fixed or contingent, known or unknown, matured or unmatured, arising out of, relating to, or in any manner connected with any facts, events or circumstances, or any actions taken, at or prior to the effective time of the Merger (the “Effective Time”) that any Releasor ever had or now has against the Releasees (“Released Matters”), excluding any rights of the Releasor under the Merger Agreement.  Notwithstanding anything to the contrary in this Agreement, nothing herein shall release the Company or any of its Affiliates of obligations to the undersigned Stockholder with respect to (A) any employment or consulting agreement, (B) any other employment-related obligations of the Company or any of its Affiliates, (C) vested retirement benefits, (D) any rights that cannot be waived as a matter of law, (E) any indemnification obligations to the undersigned Stockholder under the Company’s or any of its Affiliates’ bylaws, certificate of incorporation, or other organizational documents, or under Delaware law or otherwise, or (F) any rights relating to the undersigned’s relationship with the Company or any of its Affiliates (other than as a stockholder).  The undersigned hereby waives the provisions of section 1542 of the California Civil Code, or any successor thereto, which currently states:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  Effective as of the Effective Time, the undersigned Stockholder shall not, and, to the extent within the undersigned’s control, shall not cause or permit its equity holders or any of their respective Subsidiaries, Affiliates, employees, agents, advisors, heirs, legal representatives, successors and assigns, to assert any claims against the Releasees in respect of any Released Matters.  The undersigned Stockholder acknowledges that it would be difficult to fully compensate Synta or any of its Affiliates (including the Surviving Corporation) for damages resulting from any breach by him/her/it of the provisions of this release.  Accordingly, in the event of any actual or threatened breach of such provisions, Synta and its Affiliates (including the Surviving Corporation) shall (in addition to any other remedies which it may have) be entitled to seek temporary and/or permanent injunctive relief to enforce such provisions and recover attorneys’ fees and costs for same.  The undersigned Stockholder further acknowledges that this release constitutes a material inducement to Synta to complete the transactions contemplated by the Merger Agreement and Synta will be relying on the enforceability of this release in completing such transactions contemplated by the Merger Agreement.

(c)                                  The Stockholder will not in its capacity as a stockholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any Legal Proceeding which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this agreement by the Stockholder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Board of Directors of the Company, constitutes a breach of any fiduciary duty of the Board of Directors of the Company or any member thereof.

9.                                      Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being the addition to any other remedy to which they are entitled at Law or in equity.

10.                               Directors and Officers.  This Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company and/or holder of options to purchase shares of Company Common Stock and/or holder of securities convertible into shares of Company Common Stock and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director and/or officer of the Company in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement as a director and/or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

11.                               No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Synta any direct or indirect ownership or incidence of ownership of or with respect to any Shares.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Synta does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

12.                               Termination.  This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.  Notwithstanding the foregoing, nothing set forth in this Section 12 or elsewhere in this Agreement shall relieve either party hereto from any liability, or otherwise limit the liability of either party from any liability for any intentional breach of any obligation or other provision contained in this Agreement.

13.                               Further Assurances.  Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Synta may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.

14.                               Disclosure.  Stockholder hereby agrees that Synta and the Company may publish and disclose in the Proxy Statement, any prospectus filed with any regulatory authority in connection with the Merger and any related documents filed with such regulatory authority and as otherwise required by Law, such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to the Proxy or prospectus or in any other filing made by Synta or the Company as required by Law or the terms of the Merger Agreement, including with the SEC or other regulatory authority, relating to the Merger.

15.                               Notice.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by facsimile transmission (providing confirmation of transmission) to the Company or Synta, as the case may be, in accordance with Section 10.8 of the Merger Agreement and to each Stockholder at its address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

16.                               Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

17.                               Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties hereto, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such party without the other party’s prior written consent shall be void and of no effect.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18.                               No Waivers.  Except as set forth in Section 23, no waivers of any breach of this Agreement extended by the Company or Synta to Stockholder shall be construed as a waiver of any rights or remedies of the Company or Synta, as applicable, with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Company.  No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

19.                               Applicable Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws.  In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties:  (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 19, (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 15 of this Agreement.

20.                               Waiver of Jury Trial.  The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

21.                               No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations and any applicable provision of the Company Charter, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

22.                               Entire Agreement; Counterparts; Exchanges by Facsimile.  This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission via “.pdf’ shall be sufficient to bind the parties to the terms and conditions of this Agreement.

23.                               Amendment.  This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed on behalf of each party hereto.  In the event that securities held by any other holder (the “Other Holder”) subject to a similar voting agreement in connection with the Merger is released from the restrictions of such voting agreement, the Shares held by the Stockholder shall likewise automatically be released from the restrictions contained herein in the same proportion as those securities released for the Other Holder.

24.                               Definition of Merger Agreement.  For purposes of this Agreement, the term “Merger Agreement” may include such agreement as amended or modified as long as such amendments or modifications (a) do not (i) change the form of consideration or (ii) change the Exchange Ratio in a manner adverse to Stockholder, or (b) have been agreed to in writing by Stockholder.

25.                               Construction.

(a)                                 For purposes of this Agreement, whenever the context requires:  the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)                                 The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)                                  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)                                 Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(e)                                  The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page has Intentionally Been Left Blank]

EXECUTED as of the date first above written.

STOCKHOLDER

By:
Name:
Title:

[Signature Page to Company Voting Agreement]

EXECUTED as of the date first above written.

SYNTA PHARMACEUTICALS CORP.

By:
Name:
Title:

MADRIGAL PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Company Voting Agreement]

SCHEDULE 1